Exhibit 10.3

SEVENTH AMENDMENT

TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of October 9, 2009, is entered into among MODUSLINK CORPORATION, a Delaware corporation (“ModusLink”), SALESLINK LLC, a Delaware limited liability company (“SalesLink”), SALESLINK MEXICO HOLDING CORP., a Delaware corporation (“SalesLink Mexico”) (each herein called a “Borrower” and collectively, the “Borrowers”), the lenders party hereto (herein collectively called the “Lenders” and each individually called a “Lender”) and BANK OF AMERICA, N.A., as a Lender and as Agent for the Lenders.

W I T N E S S E T H :

WHEREAS, the Borrowers and the Lenders are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of October 31, 2005 as amended by (i) that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 29, 2006, (ii) that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of January 9, 2007, (iii) that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 31, 2007, (iv) that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 31, 2008; (v) that certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of February 27, 2009 and (vi) that certain Sixth Amendment to Second Amended and Restated Loan and Security Agreement dated as of February 27, 2009 (the “Existing Loan Agreement” and as the Existing Loan Agreement is amended and modified by this Amendment, the “Amended Loan Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend the Existing Loan Agreement in certain respects and the Lenders are willing to amend the Existing Loan Agreement to in certain respects as provided herein.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, it is agreed that:

SECTION 1

DEFINED TERMS

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Existing Loan Agreement.

SECTION 2

AMENDMENTS TO EXISTING LOAN AGREEMENT

2.1 Amendment to Revolving Credit Termination Date. The definition of Revolving Credit Termination Date contained in Section 1.1 of the Existing Loan Agreement is hereby amended by deleting the definition in its entirety and substituting the following therefor:

“Revolving Credit Termination Date” shall mean January 31, 2010.

2.2 Amendment to Dividend Restriction. Subsection (M) of Section 7.3 of the Existing Loan Agreement is hereby amended by deleting the subsection in its entirety and substituting the following therefor:

“(M) Restriction on Redemptions and Dividend Distributions. (i) Directly or indirectly purchase, redeem or otherwise acquire or retire any interest of any shareholder of such Borrower, (ii) make or declare any partial or full liquidating distributions to any shareholder of such Borrower with respect to such shareholder’s interest in such Borrower or (iii) make or declare any dividends or distributions to such Borrower’s equity holders; provided, however, that, Moduslink shall be permitted to make dividend distributions to Parent during the period commencing on October 9, 2009 through January 31, 2010 in an aggregate amount not to exceed $50,000,000, provided, however, that (x) at the time of each such dividend distribution, there shall be no Loans outstanding, (y) the Lenders shall have no obligation to make Loans for a period of thirty (30) days following each such dividend distribution and the Borrowers hereby agree not to make any requests for Loans during such time and (z) both immediately before and after giving effect to each such dividend distribution, no Default or Event of Default shall exist;”

SECTION 3

REPRESENTATIONS AND WARRANTIES

Each Borrower hereby jointly and severally represents and warrants to Lenders that:

3.1 Due Authorization, etc. The execution and delivery of this Amendment and the performance of such Borrower’s obligations under the Amended Loan Agreement are duly authorized by all necessary corporate or company action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of or constitute any default under any provision of its certificate of incorporation or organization, as applicable, or by-laws or limited liability company agreement, as applicable, or that of any of its Subsidiaries or any material agreement or other document binding upon or applicable to it or any of its Subsidiaries (or any of their respective properties) or any material law or governmental regulation or court decree or order applicable to it or any of its Subsidiaries, and will not result in or require the creation or imposition of any Lien in any of its properties or the properties of any of its Subsidiaries pursuant to the provisions of any agreement binding upon or applicable to it or any of its Subsidiaries.

3.2 Validity. This Amendment has been duly executed and delivered by such Borrower and, together with the Amended Loan Agreement, are the legal, valid and binding obligations of such Borrower to the extent such Borrower is a party thereto, enforceable against such Borrower in accordance with their respective terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally.

3.3 Representations and Warranties. The representations and warranties contained in Section 6 of the Existing Loan Agreement are true and correct on the date of this Amendment, except to the extent that such representations and warranties (a) solely relate to an earlier date or (b) have been changed by circumstances permitted by the Amended Loan Agreement.

SECTION 4

CONDITIONS PRECEDENT

The amendments set forth in Section 2 of this Amendment shall become effective upon satisfaction of all of the following conditions precedent:

4.1 Receipt of Documents. Agent shall have received all of the following, each in form and substance satisfactory to Agent:

(a) Amendment. A counterpart original of this Amendment duly executed by Borrowers.

(b) Secretary’s Certificate. A certificate of the secretary of each Borrower dated the date of the execution of this Amendment substantially in the form of Exhibit A to this Amendment.

(c) Officer’s Certificate. A certificate of the chief financial officer of each Borrower dated the date of the execution of this Amendment, substantially in the form of Exhibit B to this Amendment.

(d) Other. Such other documents as Agent may reasonably request.

4.2 Other Conditions. No Event of Default or Default shall have occurred and be continuing.

SECTION 5

MISCELLANEOUS

5.1 Warranties and Absence of Defaults. In order to induce Lenders to enter into this Amendment, each Borrower jointly and severally hereby warrants to Lenders, as of the date of the actual execution of this Amendment, that (a) no Event of Default or Default has occurred which is continuing as of such date and (b) the representations and warranties in Section 3 of this Amendment are true and correct.

5.2 Documents Remain in Effect. Except as amended and modified by this Amendment, the Existing Loan Agreement and the other documents executed pursuant to the Existing Loan Agreement remain in full force and effect and each Borrower hereby ratifies, adopts and confirms its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Existing Loan Agreement and the other documents executed pursuant to the Existing Loan Agreement.

5.3 Reference to Loan Agreement. On and after the effective date of this Amendment, each reference in the Amended Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Loan Agreement” in any Note and in any Ancillary Agreement, or other agreements, documents or other instruments executed and delivered pursuant to the Amended Loan Agreement, shall mean and be a reference to the Amended Loan Agreement.

5.4 Headings. Headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

5.5 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

5.6 Expenses. Borrowers agree to pay on demand all costs and expenses of Lenders (including reasonable fees, charges and disbursements of Lenders’ attorneys) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrowers agree to pay, and save Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Amended Loan Agreement, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 5.6 shall survive any termination of this Amendment or the Amended Loan Agreement.

5.7 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

5.8 Successors. This Amendment shall be binding upon Borrowers, Lenders and their respective successors and assigns, and shall inure to the benefit of Borrowers, Lenders and the successors and assigns of Lenders.

[signature page attached]

AGENT:

BANK OF AMERICA, as Agent

By:	/s/ Michael Brashler
Name:	Michael Brashler
Title:	Vice President

Address
Bank of America, N.A.
135 South LaSalle
Chicago, Illinois 60603
Attn: Michael Brashler
Fax: (877) 207-0732

LENDERS:

BANK OF AMERICA, as a Lender

By:	/s/ David Bacon
Name:	David Bacon
Title:	Vice President

Address
Bank of America, N.A.
135 South LaSalle, Suite 713
Chicago, Illinois 60603
Attn: David Bacon
Fax: (312) 453-6246

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By:	/s/ James L. Rolfe
Name:	James L. Rolfe
Title:	Managing Director

Address
The PrivateBank and Trust Company
120 S. LaSalle Street
Chicago, IL 60603
Attention: James Rolfe
Fax: (312) 564-6888

Seventh Amendment to Second Amended and Restated Loan and Security Agreement

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWERS:

MODUSLINK CORPORATION, a Delaware corporation
SALESLINK LLC, a Delaware limited liability company
SALESLINK MEXICO HOLDING CORP., a Delaware corporation

By:	/s/ Steven G. Crane
Name:	Steven G. Crane
Title:	Chief Financial Officer

Seventh Amendment to Second Amended and Restated Loan and Security Agreement